Luxfer Holdings Announces Financial Results for 2019 First Quarter

First Quarter Highlights

•	Net sales increased 0.6% to $120.4 million, which includes a 3.7% negative impact on sales from changes in currency exchange rates.

•	GAAP net loss of $0.14 per share, including $13.4 million in restructuring, impairment and acquisition-related expenses.

•	Adjusted net income increased 12% to $11.2 million, or $0.40 per diluted share.

MANCHESTER, UK - (BUSINESS WIRE) - Luxfer Holdings PLC (NYSE: LXFR), a global manufacturer of highly-engineered industrial materials, today announced financial results for its 2019 first quarter, which ended March 31, 2019. Financial results for all periods are presented in U.S. GAAP, as the Company became an SEC domestic issuer as of January 1, 2019.

First Quarter 2019 Results

Consolidated net sales increased 0.6% to $120.4 million from $119.7 million and includes a 3.7% negative impact on sales from changes in currency exchange rates. Sales growth was driven by higher shipments of zirconium and alternative fuel cylinder products, offset by anticipated lower sales of disaster-relief products.

GAAP net loss was $3.8 million, or $0.14 per share, compared with net income of $9.9 million, or $0.37 per diluted share, for the prior year. Quarterly results for the first quarter of 2019 include $13.4 million in pre-tax restructuring and impairment charges related to the Company’s transformation plan and acquisition-related costs, versus restructuring charges of $0.7 million for the prior year’s first quarter.

Adjusted net income increased 12% to $11.2 million, or $0.40 per diluted share, from $10.0 million, or $0.37 per diluted share, for first quarter of 2018. Adjusted EBITDA was $18.5 million, compared to $19.2 million for the prior year’s first quarter. Adjusted EBITDA margin of 15.4% decreased 60 basis points and includes approximately $2 million in short-term inefficiencies related to plant relocations.

“We maintained favorable momentum across our business, including strong share gains driven by new products and commercial excellence efforts,” stated Luxfer’s Chief Executive Officer, Alok Maskara. “Our transformation plan to accelerate growth and deliver $24 million in net cost savings by 2021 is firmly on track. For 2019, we will continue to focus on productivity initiatives, including consolidating operations, as well as pursuing commercial excellence to capture share in our niche end-markets.”

Segment Results

Elektron Segment

•
Net sales of $62.0 million increased 2.6% from the prior year, including a 3.9% negative impact from changes in currency exchange rates. Higher demand for zirconium products offset lower sales of disaster-relief products.

•	Segment adjusted EBITDA increased 6.1% to $14.0 million from $13.2 million, including the impact of approximately $1.0 million in short-term inefficiencies related to plant relocations.

Gas Cylinders Segment

•
Net sales of $58.4 million decreased 1.5% from the prior year, including a 3.5% negative impact from changes in currency exchange rates. Strong growth in alternative fuel cylinder products offset lower sales of cylinder products from the France facility.

•	Segment adjusted EBITDA decreased to $4.5 million from $6.0 million, including the impact of approximately $1.0 million in short-term inefficiencies related to plant relocations.

Capital Resources and Liquidity

As of March 31, 2019, the Company had net debt of $78.4 million, with a net debt to EBITDA ratio of 1.0x. Net cash flow before financing was an outflow of $11.0 million, compared with an inflow of $7.1 million for the first quarter of 2018. As expected, cash outflows were associated with the Company’s investment in its transformation plan, as well as seasonal increase in working capital.

Outlook

The Company maintains its 2019 EPS growth outlook of approximately 8%, due to anticipated lower shipments of disaster-relief products and short-term inefficiencies related to plant relocations.

Conference Call Information

Luxfer has scheduled a conference call at 8:30 a.m. U.S. Eastern Time on Thursday, May 2, 2019, during which management will provide a review of the Company’s results for the first quarter. U.S. participants may access the conference call by telephoning +1 877-341-8545. U.K. participants may call 0-800-028-8438. Participants from other countries may call +1-908-982-4601. The participant conference ID code is 9934736. The following link provides access to slides for the conference call:
https://event.webcasts.com/starthere.jsp?ei=1239274&tp_key=1d4e97cae4

A recording of the conference call will be available for replay two hours after the completion of the call and will remain accessible until the next quarterly report is released. To hear the recording, call +1 800-585-8367 in the U.S., 0-800-917-2646 in the U.K. and +1-404-537-3406 in other countries. Enter conference ID code 9934736 when prompted. Slides used in the presentation and a recording of the call will also be available in the investor relations section of the Luxfer website at www.luxfer.com.

Non-GAAP Financial Measures

Luxfer Holdings PLC prepares its financial statements using U.S. Generally Accepted Accounting Principles (GAAP). When a company discloses material information containing non-GAAP financial measures, SEC regulations require that the disclosure include a presentation of the most directly comparable GAAP measure and a reconciliation of the GAAP and non-GAAP financial measures. Management’s inclusion of non-GAAP financial measures in this release is intended to supplement, not replace, the presentation of the financial results in accordance with GAAP. Luxfer management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company’s business trends and to understand the Company’s performance. In addition, management may utilize non-GAAP financial measures as a guide in the Company’s forecasting, budgeting and long-term planning process. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

Forward-Looking Statement

This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Examples of such forward-looking statements include but are not limited to: (i) statements regarding the Company’s results of operations and financial condition; (ii) statements of plans, objectives or goals of the Company or its management, including those related to financing, products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “forecasts” and “plans” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that the predictions, forecasts, projections and other forward-looking statements will not be achieved. The Company cautions that several important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include, but are not limited to: (i) lower than expected future sales;

(ii) increasing competitive industry pressures; (iii) general economic conditions or conditions affecting demand for the products and services we offer, both domestically and internationally, including as a result of the Brexit referendum, being less favorable than expected; (iv) worldwide economic and business conditions and conditions in the industries in which we operate; (v) fluctuations in the cost of raw materials, utilities and other inputs; (vi) currency fluctuations and hedging risks; (vii) our ability to protect our intellectual property; and (viii) the significant amount of indebtedness we have incurred and may incur and the obligations to service such indebtedness and to comply with the covenants contained therein. The Company cautions that the foregoing list of important factors is not exhaustive. These factors are more fully discussed in the sections “Forward-Looking Statements” and “Risk factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, that was filed with the U.S. Securities and Exchange Commission on March 11, 2019. When relying on forward-looking statements to make decisions with respect to the Company, investors and others should carefully consider the foregoing factors and other uncertainties and events. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise any of them, whether because of new information, future events or otherwise.

About Luxfer Holdings PLC (“Luxfer”)

Luxfer is a global manufacturer of highly-engineered industrial materials, which focuses on value creation by using its broad array of technical knowhow and proprietary technologies. Luxfer’s high-performance materials, components, and high-pressure gas containment devices are used in defense and emergency response, healthcare, transportation, and general industrial applications. For more information, visit www.luxfer.com.

Luxfer is listed on the New York Stock Exchange and its ordinary shares trade under the symbol LXFR.

Investor Contact:
Douglas A. Fox, CFA
Director, Investor Relations

Cassandra Stanford
Communications Specialist

+1 414-269-5319
Investor.relations@luxfer.com

Luxfer Holdings PLC

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	First Quarter
In millions, except share and per-share data	2019	2018
Net sales	$120.4	$119.7
Cost of goods sold	(90.3)	(89.4)
Gross profit	30.1	30.3
Selling, general and administrative expenses	(16.4)	(15.2)
Research and development	(1.4)	(1.6)
Restructuring charges	(9.0)	(0.7)
Impairment charges	0.2	—
Acquisition related costs	(4.6)	—
Operating (loss) / income	(1.1)	12.8
Interest expense	(1.1)	(1.6)
Interest income	—	0.1
Defined benefit pension credit	0.6	1.4
(Loss) / income before income taxes and equity in net income of affiliates	(1.6)	12.7
Provision for income taxes	(2.1)	(3.0)
(Loss) / income before equity in net income of affiliates	(3.7)	9.7
Equity (loss) / income of affiliates (net of tax)	(0.1)	0.2
Net (loss) / income	$(3.8)	$9.9

(Loss) / earnings per share
Basic	$(0.14)	$0.37
Diluted(1)	$(0.14)	$0.37
Weighted average ordinary shares outstanding
Basic	27,032,677	26,512,765
Diluted	27,032,677	26,897,883
(1) The loss per share for 2019 has not been diluted, since the incremental shares included in the weighted-average number of shares outstanding would have been anti-dilutive.

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31,	December 31,
In millions, except share and per-share data	2019	2018
Current assets
Cash and cash equivalents	$14.2	$13.8
Restricted cash	0.3	0.3
Accounts and other receivables, net of allowances of $2.3 and $2.4 respectively	73.7	62.7
Inventories	97.9	93.6
Other current assets	10.4	10.7
Total current assets	$196.5	$181.1
Non-current assets
Property, plant and equipment, net	$107.8	$106.9
Right-of-use assets from operating leases	17.8	18.4
Goodwill	68.4	67.6
Intangibles, net	14.3	14.6
Deferred tax assets	17.4	18.6
Investments and loans to joint ventures and other affiliates	1.6	1.6
Total assets	$423.8	$408.8
Current liabilities
Current maturities of long-term debt and short-term borrowings	$7.6	$3.5
Accounts payable	37.0	36.9
Accrued liabilities	34.0	33.8
Taxes on income	2.9	1.6
Other current liabilities	20.7	15.4
Total current liabilities	$102.2	$91.2
Non-current liabilities
Long-term debt	$85.0	$73.6
Pensions and other retirement benefits	37.8	40.0
Deferred tax liabilities	3.2	3.5
Other non-current liabilities	15.8	16.2
Total liabilities	$244.0	$224.5
Shareholders' equity
Ordinary shares of £0.50 par value; authorized 40,000,000 shares for 2019 and 2018; issued and outstanding 29,000,000 shares for 2019 and 27,136,799 shares for 2018	$26.6	$26.6
Deferred shares of £0.0001 par value; authorized 761,845,318,444; issued and outstanding 761,835,338,444 shares for 2019 and authorized 769,423,688,000; issued and outstanding 769,413,708,000 shares for 2018	149.9	149.9
Additional paid-in capital	65.9	65.6
Treasury shares	(4.3)	(4.3)
Own shares held by ESOP	(1.9)	(2.2)
Retained earnings	88.1	95.3
Accumulated other comprehensive loss	(144.5)	(146.6)
Total shareholders' equity	$179.8	$184.3
Total liabilities and shareholders' equity	$423.8	$408.8

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	First Quarter
In millions	2019	2018
Operating activities
Net (loss) / income	$(3.8)	$9.9
Adjustments to reconcile net (loss) / income to net cash (used for) / provided by operating activities
Equity loss / (income) of unconsolidated affiliates	0.1	(0.2)
Depreciation	3.4	4.6
Amortization of purchased intangible assets	0.3	0.3
Amortization of debt issuance costs	0.1	0.1
Share-based compensation charges	2.6	0.5
Deferred income taxes	0.8	0.8
Asset impairment charges	(0.2)	—
Pension and other post-retirement expense	0.7	0.3
Pension and other post-retirement contributions	(3.2)	(3.2)
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	(10.4)	(0.1)
Inventories	(3.6)	(11.2)
Other current assets	—	1.3
Accounts payable	(0.8)	6.7
Accrued liabilities	(1.7)	(2.8)
Other current liabilities	7.2	2.2
Other non-current assets and liabilities	0.7	(0.9)
Net cash (used for) / provided by operating activities	$(7.8)	$8.3
Investing activities
Capital expenditures	$(3.2)	$(1.3)
Investments in unconsolidated affiliates	—	0.6
Acquisitions, net of cash acquired	—	(0.5)
Net cash used for investing activities	$(3.2)	$(1.2)
Financing activities
Net drawdown / (repayments) of short-term borrowings	$4.2	$(4.2)
Net drawdown / (repayments) of long-term borrowings	11.3	(4.0)
Deferred consideration paid	(0.5)	—
Proceeds from sale of shares	1.4	—
Share-based compensation cash paid	(1.8)	(0.6)
Dividends paid	(3.4)	(3.4)
Net cash from / (used) for financing activities	$11.2	$(12.2)
Effect of exchange rate changes on cash and cash equivalents	0.2	(0.1)
Net increase / (decrease)	$0.4	$(5.2)
Cash, cash equivalents and restricted cash; beginning of year	14.1	13.3
Cash, cash equivalents and restricted cash; end of the first quarter	14.5	8.1

Supplemental cash flow information:
Interest payments	$1.1	$1.4
Income tax payments	—	0.1

LUXFER HOLDINGS PLC
SUPPLEMENTAL INFORMATION
SEGMENT INFORMATION (UNAUDITED)

	Net sales		Adjusted EBITDA
In millions	2019	2018	2019	2018
Gas Cylinders segment	$58.4	$59.3	$4.5	$6.0
Elektron segment	62.0	60.4	14.0	13.2
Consolidated	$120.4	$119.7	$18.5	$19.2

	Depreciation and amortization		Restructuring charges
In millions	2019	2018	2019	2018
Gas Cylinders segment	$1.4	$1.9	$8.9	$0.2
Elektron segment	2.3	3.0	0.1	0.5
Consolidated	$3.7	$4.9	$9.0	$0.7

In millions	2019	2018
Adjusted EBITDA	$18.5	$19.2
Other share-based compensation charges	(2.6)	(0.5)
Loss on disposal of property, plant and equipment	—	—
Depreciation and amortization	(3.7)	(4.9)
Unwind discount on deferred consideration	—	(0.1)
Restructuring charges	(9.0)	(0.7)
Fair value adjustment to held-for-sale assets	0.2	—
Acquisition costs	(4.6)	—
Defined benefits pension mark-to-market gain	0.6	1.4
Interest expense, net	(1.1)	(1.5)
Provision for income taxes	(2.1)	(3.0)
Net income	$(3.8)	$9.9

LUXFER HOLDINGS PLC
ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE (UNAUDITED)

	First Quarter
In millions except per share data	2019	2018
Net (loss) / income	$(3.8)	$9.9
Accounting charges relating to acquisitions and disposals of businesses:
Unwind of discount on deferred consideration	—	0.1
Amortization on acquired intangibles	0.3	0.3
Acquisitions and disposals	4.6	—
Defined benefit pension credit	(0.6)	(1.4)
Restructuring charges	9.0	0.7
Impairment charges	(0.2)	—
Share-based compensation charges	2.6	0.5
Income tax on adjusted items	(0.7)	(0.1)
Adjusted net income	$11.2	$10.0

Adjusted earnings per ordinary share
Diluted (loss) / earnings per ordinary share	$(0.14)	$0.37
Impact of adjusted items	0.54	—
Adjusted diluted earnings per ordinary share(1)	$0.40	$0.37
(1) For the purpose of calculating diluted earnings per share, the weighted average number of ordinary shares outstanding during the financial year has been adjusted for the dilutive effects of all potential ordinary shares and share options granted to employees, except where there is a loss in the period, then no adjustment is made.
ADJUSTED EBITDA (UNAUDITED)

	First Quarter
In millions	2019	2018
Adjusted net income	$11.2	$10.0
Add back:
Income tax on adjusted items	0.7	0.1
Provision for income taxes	2.1	3.0
Net finance costs	1.1	1.5
Adjusted EBITA	$15.1	$14.6
Depreciation	3.4	4.6
Adjusted EBITDA	$18.5	$19.2
ADJUSTED EFFECTIVE TAX RATE (UNAUDITED)

	First Quarter
In millions	2019	2018
Adjusted net income	$11.2	$10.0
Add back:
Income tax on adjusted items	0.7	0.1
Provision for income taxes	2.1	3.0
Adjusted income before income taxes	$14.0	$13.1
Adjusted provision for income taxes	2.8	3.1
Adjusted effective tax rate	20.0%	23.7%